Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

HMR Acquisition, Inc.

For the Years Ended December 31, 2004 and 2003, and for the Period From October 9, 2002 (Inception) Through December 31, 2002

    and

Housecall Medical Resources, Inc. and Subsidiaries, Predecessor Company to HMR Acquisition, Inc.

For the Period From January 1, 2002 Through November 18, 2002

HMR Acquisition, Inc.

Consolidated Financial Statements

For the Years Ended December 31, 2004 and 2003, and for the Period From

October 9, 2002 (Inception) Through December 31, 2002,

and for the Period From January 1, 2002 Through November 18, 2002

Contents

Report of Independent Auditors	1

Consolidated Financial Statements

Successor Consolidated Balance Sheets as of December 31, 2004 and 2003	2
Successor Consolidated Statements of Operations for the Years Ended December 31, 2004 and 2003, and for the Period From October 9, 2002 (Inception) Through December 31, 2002, and Predecessor Consolidated Statement of Operations for the Period From January 1, 2002 Through November 18, 2002	4
Successor Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2004 and 2003, and for the Period From October 9, 2002 (Inception) Through December 31, 2002, and Predecessor Consolidated Statement of Stockholders’ Equity for the Period From January 1, 2002 Through November 18, 2002	5
Successor Consolidated Statements of Cash Flows for the Years Ended December 31, 2004 and 2003, and for the Period From October 9, 2002 (Inception) through December 31, 2002, and Predecessor Consolidated Statement of Cash Flows for the Period From January 1, 2002 through November 18, 2002	6
Notes to Consolidated Financial Statements	7

Report of Independent Registered Public Accounting Firm

The Board of Directors

HMR Acquisition, Inc.

We have audited the accompanying consolidated balance sheets of HMR Acquisition, Inc. (HMR) as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and for the period from October 9, 2002 (inception) through December 31, 2002. We have also audited the related consolidated statements of operations, stockholders’ equity, and cash flows of Housecall Medical Resources, Inc. and Subsidiaries (Housecall), predecessor entity to HMR, for the period from January 1, 2002 through November 18, 2002. Hereinafter, HMR and Housecall are referred to as the Company. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HMR at December 31, 2004 and 2003, and the consolidated results of its operations and its cash flows for the years then ended and for the period from October 9, 2002 (inception) through December 31, 2002, and for Housecall for the period from January 1, 2002 through November 18, 2002, in conformity with accounting principles generally accepted in the United States.

                                /s/ Ernst & Young LLP

June 29, 2005

Atlanta, Georgia

HMR Acquisition, Inc.

Consolidated Balance Sheets

(In Thousands)

	December 31
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$2,707	$2,143
Accounts receivable, less allowance for doubtful accounts of $5,088 in 2004 and $4,912 in 2003	15,054	11,687
Notes receivable from related parties	827	—
Income taxes receivable	226	—
Prepaid expenses and other current assets	900	1,228
Other receivables	32	—
Assets of discontinued operations	1,990	4,519

Total current assets	21,736	19,577

Property and equipment, net	4,465	3,633
Goodwill	19,109	19,109
Identifiable intangible assets	4,650	4,650
Deferred financing fees, less accumulated amortization of $270 in 2004 and $142 in 2003	407	541

Other assets	108	167

Total assets	$50,475	$47,677

	December 31
	2004	2003
Liabilities and stockholders’ equity
Current liabilities:
Current maturities of long-term obligations	$1,400	$1,400
Accounts payable	2,308	2,225
Accrued compensation and benefits	3,437	3,220
Estimated third-party settlements	2,498	4,396
Lines of credit	4,045	1,384
Dividends payable	822	—
Other current liabilities	7,631	5,441
Liabilities of discontinued operations	—	538

Total current liabilities	22,141	18,604

Long-term obligations to related parties	19,079	18,662
Long-term obligations, net of current maturities	2,683	4,083
Other long-term liabilities	144	116

Series A Mandatorily Redeemable Preferred Stock, $.01 par value; authorized 5,125,000 shares; 0 and 5,064,841 shares issued and outstanding in 2004 and 2003, respectively	—	51
Additional paid-in capital - mandatorily redeemable preferred stock	—	5,014

Stockholders’ equity:
Common stock, $.001 par value; authorized 10,000,000 shares; 1,124,844 shares shares issued and outstanding in 2004 and 2003	1	1
Additional paid-in capital	112	112
Warrants	1,411	685
Stock options	3,177	564
Retained earnings (deficit)	1,727	(215)

Total stockholders’ equity	6,428	1,147

Total liabilities and stockholders’ equity	$50,475	$47,677

See accompanying notes.

HMR Acquisition, Inc.

Consolidated Statements of Operations

(In Thousands)

	Successor			Predecessor
	Years Ended December 31		For the period from October 9, 2002 (inception) through December 31, 2002	For the period from January 1, 2002 through November 18, 2002
	2004	2003
Net patient service revenue	$103,342	$94,465	$10,235	$72,706
Management fees	—	12	63	608
Other revenue	174	90	5	296

	103,516	94,567	10,303	73,610

Costs and expenses:
Salaries, wages and benefits	73,426	65,499	6,671	49,363
Cost of goods sold	4,991	3,766	240	1,652
General and administrative	19,565	20,157	3,446	16,959
Provision for doubtful accounts	1,979	2,047	245	666
Depreciation and amortization	1,198	1,808	108	2,960

	101,159	93,277	10,710	71,600

Income (loss) from continuing operations before other expenses and income taxes	2,357	1,290	(407)	2,010

Other expenses:
Interest expense	3,953	4,239	484	2,284
Other expenses	2,893	—	—	—

Loss from continuing operations before provision for income taxes	(4,489)	(2,949)	(891)	(274)
Provision for income taxes	211	63	—	—

Loss from continuing operations	(4,700)	(3,012)	(891)	(274)

Discontinued operations, net of tax:
Income from discontinued operations	552	3,158	530	1,192
Gain on sale of discontinued operations	15,505	—	—	—

	16,057	3,158	530	1,192

Net income (loss)	$11,357	$146	$(361)	$918

See accompanying notes.

HMR Acquisition, Inc.

Consolidated Statements of Stockholders’ Equity

(In Thousands)

	Shares	Common Stock	Additional Paid-in Capital	Warrants	Options	Retained Earnings (Deficit)	Total Stockholders’ Equity (Deficit)
Predecessor balance at January 1, 2002	1,000	$—	$13,062	$—	$—	$(83,476)	$(70,414)
Net income	—	—	—	—	—	918	918

Predecessor balance at November 18, 2002	1,000	$—	$13,062	$—	$—	$(82,558)	$(69,496)

Successor balance at inception, October 9, 2002
Issuance of common stock	999,790	$1	$99	$—	$—	$—	$100
Net loss	—	—	—	—	—	(361)	(361)

Balance at December 31, 2002	999,790	1	99	—	—	(361)	(261)
Issuance of common stock	125,054	—	13	—	—	—	13
Stock-based compensation expense for the Company’s warrants	—	—	—	685	—	—	685
Stock-based compensation expense for the Company’s stock options	—	—	—	—	564	—	564
Net income	—	—	—	—	—	146	146

Balance at December 31, 2003	1,124,844	1	112	685	564	(215)	1,147
Stock-based compensation expense for the Company’s warrants	—	—	—	726	—	—	726
Stock-based compensation expense for the Company’s stock options	—	—	—	—	2,613	—	2,613
Dividends paid	—	—	—	—	—	(9,415)	(9,415)
Net income	—	—	—	—	—	11,357	11,357

Balance at December 31, 2004	1,124,844	$1	$112	$1,411	$3,177	$1,727	$6,428

See accompanying notes.

HMR Acquisition, Inc.

Consolidated Statements of Cash Flows

(In Thousands)

	Successor			Predecessor
	Years Ended December 31		For the period from October 9, 2002 (inception) through December 31, 2002	For the period from January 1, 2002 through November 18, 2002
	2004	2003
Operating activities
Loss from continuing operations	$(4,700)	$(3,012)	$(891)	$(274)
Adjustments to reconcile loss from continuing operations to net cash (used in) provided by operating activities:
Depreciation and amortization	1,198	1,808	108	2,960
Stock-based compensation expense	3,339	1,249	—	—
Provision for doubtful accounts	1,979	2,047	245	666
Changes in assets and liabilities:
Accounts receivable	(5,346)	(2,648)	(174)	2,537
Other current assets	(757)	(967)	321	(268)
Accounts payable and other accrued liabilities	3,312	5,099	820	2,235
Estimated third-party settlements	(1,898)	(636)	(24)	(958)
Other	87	387	(579)	38

Net cash (used in) provided by operating activities	(2,786)	3,327	(174)	6,936

Investing activity
Purchase and disposal of property and equipment, net	(1,896)	(2,635)	(238)	(15)
Acquisitions, net of cash acquired	—	(553)	(29,631)	—

Net cash used in investing activity	(1,896)	(3,188)	(29,869)	(15)

Financing activities
Net repayments to Adventist	—	—	—	(8,570)
Dividends paid	(9,415)	—	—	—
Proceeds from issuance of long-term obligations	—	—	7,000	—
Proceeds from issuance of long-term obligations to related parties	417	2,572	16,090	—
Net advances (repayments) from lines of credit	2,661	(6,376)	7,760	—
Payments of long-term obligations	(1,400)	(1,400)	(117)	—
Deferred financing costs	—	—	(684)	—
Redemption of mandatorily redeemable preferred stock	(5,065)	—	—	—
Proceeds from issuance of mandatorily redeemable preferred stock	—	563	4,502	—
Proceeds from issuance of common stock	—	13	100	—

Net cash (used in) provided by financing activities	(12,802)	(4,628)	34,651	(8,570)

Net cash (used in) provided by continuing operations	(17,484)	(4,489)	4,608	(1,649)

Net cash provided by (used in) discontinuing operations	18,048	3,304	(1,280)	3,883

Change in cash	564	(1,185)	3,328	2,234

Cash at beginning of period	2,143	3,328	—	—

Cash at end of period	$2,707	$2,143	$3,328	$2,234

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$3,966	$3,890	$484	$1,066

Cash paid during the period for taxes	$481	$124	$—	$—

See accompanying notes.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements

December 31, 2004

1. Description of Business and Summary of Significant Accounting Policies

Organization and Business

HMR Acquisition, Inc. was incorporated on October 9, 2002, under the laws of the state of Delaware for the purpose of acquiring the outstanding stock of Housecall Medical Resources, Inc. (Housecall) which was incorporated in 1971 under the laws of the state of Delaware. Housecall was wholly owned by North American Health Services, Inc. (North American), a wholly owned subsidiary of Adventist Health System Sunbelt Health Care Corporation (Adventist). On November 18, 2002, HMR Acquisition, Inc. purchased the outstanding stock of Housecall.

HMR Acquisition, Inc. provides health services and products to individuals at their homes through the following primary service lines: Home Nursing and Personal Care, Hospice, Infusion, and Medical Equipment. Its customers are located in nine states in the Southeast United States. Hereinafter, unless otherwise noted, HMR Acquisition, Inc. and subsidiaries, and Housecall Medical Resources, Inc. prior to its acquisition by HMR Acquisition, Inc., will be referred to as the Company or HMR in the notes to the consolidated financial statements.

Basis of Presentation

The consolidated statements of operations, stockholders’ equity, and cash flows captioned as “Predecessor Company” include those of Housecall for the period from January 1, 2002 through the date of acquisition, November 18, 2002. The consolidated statements of operations, stockholders’ equity, and cash flows captioned as “Successor Company” represent the financial statements of HMR from October 9, 2002 (inception) through December 31, 2002, and for the years ended December 31, 2003 and 2004. The Successor Company had no significant operations prior to the purchase of Housecall. As a result of the acquisition of a 100% interest by HMR in Housecall, the purchase price, purchase accounting adjustments, and resulting goodwill were allocated to its assets and liabilities, resulting in a new basis (see Note 2). The comparability of operating results for the Predecessor Company and the Successor Company are affected by the purchase accounting adjustments.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Principles of Consolidation

The consolidated financial statements include the accounts of HMR Acquisition, Inc. and its wholly owned subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Patient Service Revenue: Patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others at the time services are rendered and includes estimated retroactive revenue adjustments due to future audits, reviews, and investigations. Retroactive adjustments are considered in the recognition of revenue on an estimated basis in the period the related services are rendered, and such amounts are adjusted in future periods as adjustments become known or as years are no longer subject to such audits, reviews, and investigations.

Revenue from the Medicare program accounted for approximately 61%, 65%, 53%, and 54% of the Company’s patient service revenue for the years ended December 31, 2004 and 2003, for the period from October 9, 2002 (inception) through December 31, 2002, and for the period from January 1, 2002 through November 18, 2002, respectively. Laws and regulations governing the Medicare program are complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates will change by a material amount in the near term.

Management Fees: The Company provides management, billing, and other services to unrelated home health agencies. Fees for these services are reported as revenue as the services are rendered.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are comprised of amounts due from the patients and third-party payors. The Company values its receivables based on the net amount it expects to receive from its patients and third-party payors. Credit is extended to the Company’s patients and collateral is not required. The Company does not charge interest on its accounts receivable. Estimated provisions to increase the allowance for doubtful accounts are recorded to the extent it is probable that a portion or all of a particular account will not be collected. Factors considered in evaluating the allowance for doubtful accounts include, but are not limited to, economic downturn, higher than expected defaults or denials, reduced collections, and changes in payor mix. Patient accounts receivable are written off after collection efforts have been followed in accordance with the Company’s policies. Accounts written off as uncollectible are deducted from the allowance for doubtful accounts, and subsequent recoveries are added.

Concentration of Credit Risk

The mix of receivables from patients and third-party payors was as follows:

	December 31
	2004	2003
Medicare	41%	46%
Medicaid	1	4
Managed Care and Commercial	54	45
Private	4	5

	100%	100%

Cash and Cash Equivalents

The Company considers all highly liquid unrestricted investments with an original maturity of three months or less to be cash equivalents.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Discontinued Operations

In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, the Company has presented the financial position, operating results, and cash flows of two subsidaries as discontinued operations in the accompanying consolidated financial statements as of December 31, 2004 and 2003 and for the years ended for the period from October 9, 2002 (inception) through December 31, 2002, and for the period from January 1, 2002 through November 18, 2002. Operating results and the major classes of assets and liabilities for the Company’s discontinued operations are presented in Note 3.

Inventories

Inventories, consisting primarily of pharmaceuticals and supplies, are stated at the weighted average unit price.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets, which is generally two to ten years. Leasehold improvements are depreciated over their estimated useful life or the remaining lease term, whichever is shorter. Depreciation expense was approximately $1,064,000, $1,675,000, $94,000, and $2,960,000 for the years ended December 31, 2004 and 2003, for the period from October 9, 2002 (inception) through December 31, 2002, and for the period from January 1, 2002 through November 18, 2002, respectively. Repairs and maintenance costs are charged to expense as incurred.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Comprehensive Income

Pursuant to SFAS No. 130, Reporting Comprehensive Income, the Company is required to report comprehensive income or loss and its components in its consolidated financial statements. The Company did not have any components of other comprehensive income to be reported under SFAS No. 130. Total comprehensive income is equal to net income for the years ended December 31, 2004 and 2003, for the period from October 9, 2002 (inception) through December 31, 2002, and for the period from January 1, 2002 through November 18, 2002.

Fair Value of Financial Instruments

The Company’s management believes that the carrying amounts of accounts receivable, notes receivable from related parties, income taxes receivable, inventories, prepaid expenses and other current assets, other receivables, accounts payable, accrued compensation and benefits, estimated third-party settlements, dividends payable, and other current and long-term liabilities approximate fair value because of the short-term nature of these financial instruments.

Stock-Based Compensation

The Company has a stock option plan for officers, key employees, and directors, which is described more fully in Note 7. The Company accounts for its stock-based compensation plan in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations using the intrinsic value based method of accounting.

Pro forma information regarding net income is required by SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS 148, Accounting for Stock-Based Compensation – Transition and Disclosure, determined as if the Company had accounted for its employee stock options under the fair value method. The fair value of each option grant has been estimated using the Minimum Value option-pricing model with the following assumptions:

Dividend yield	0.00%
Risk free interest rate	3.20%
Expected lives	7 years

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Stock-Based Compensation (continued)

For purposes of the pro forma disclosures, the estimated fair value of the options is amortized over the options’ vesting period. The Company’s pro forma information is as follows (in thousands):

	Years Ended December 31
	2004	2003
Net income, as reported	$11,357	$146
Add: Stock-based employee compensation expense included in reported net income	2,613	564
Deduct: Stock-based employee compensation expense determined under the fair value based method for all awards	(1,176)	(565)

Pro forma net income	$12,794	$145

The weighted average fair value of options granted in fiscal 2004 and 2003 was $54.32 and $26.19, respectively.

Income Taxes

Pursuant to SFAS No. 109, Accounting for Income Taxes, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred taxes of a change in tax rate is recognized in income in the period that includes the enactment date.

For the predecessor period, the Company was a member of North American’s controlled group that files a consolidated U.S. federal income tax return. For the successor period, the Company is its own controlled group that files a consolidated U.S. federal income tax return. For both the predecessor and successor periods, the Company computes current and deferred income taxes on a separate return basis.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Goodwill

Goodwill represents the excess of cost over the fair value of net tangible assets and identifiable intangible assets acquired. Beginning January 1, 2002, goodwill is not amortized in accordance with the provisions of SFAS No. 142, Goodwill. Under this statement goodwill is subject to an annual impairment tests. The Company analyzed its goodwill in the quarters ended December 31, 2004 and 2003 and no impairment was noted as a result of this analysis.

Long-Lived and Identifiable Intangible Assets

Identifiable intangible assets result from acquisitions accounted for under the purchase method. Identifiable intangible assets consist of trade name, certificates of need, and licenses and have indefinite useful lives.

The carrying values of these identifiable intangible assets and other long-lived assets are reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If this review indicates that the asset will not be recoverable, as determined based on the undiscounted cash flows of the operating entity or asset over the remaining amortization period, the carrying value of the asset will be reduced to its fair value. The Company analyzed its identifiable intangible assets in the quarters ended December 31, 2004 and 2003, and no impairment was noted as a result of this analysis.

Reclassifications

Certain amounts in the prior period financial statements have reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. In December 2003, the FASB modified FIN No. 46 to make certain technical corrections and address certain implementation issues that had arisen. FIN No. 46 provides a new framework for identifying variable interest entities (VIEs) and determining when a company should include the assets, liabilities, noncontrolling interests, and results of activities of a VIE in its consolidated financial statements.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In general, a VIE is a corporation, partnership, limited-liability corporation, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

FIN No. 46 requires a VIE to be consolidated if a party with an ownership, contractual, or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE’s activities, is entitled to receive a majority of the VIE’s residual returns (if no party absorbs a majority of the VIE’s losses), or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE’s assets, liabilities, and noncontrolling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. FIN No. 46 also requires disclosures about VIEs that the variable interest holder is not required to consolidate but in which it has a significant variable interest.

FIN No. 46 is effective immediately for VIEs created after December 31, 2003, and is effective at the end of the first fiscal year beginning after December 15, 2004 for all other VIEs. The Company is currently evaluating the impact of adopting FIN No. 46, but does not expect it to have a material impact on its results of operations or its financial condition. The Company does not consolidate any VIEs and the Company does not have any significant variable interests in a VIE.

2. Acquisition

On November 18, 2002, HMR acquired a 100% interest in Housecall from North American and Adventist. The gross purchase price was $37.0 million plus transaction costs of approximately $1.4 million for a total of approximately $38.4 million. Based upon the terms of the Purchase Agreement, the purchase price was adjusted downward for changes in Housecall’s net working capital between December 31, 2001 and the closing balance sheet, which was deemed to be the balance sheet as of October 31, 2002 at the time of closing. A downward revision to the purchase price of approximately $6.5 million, based on the decrease in Housecall’s net current assets during said period, resulted in a preliminary purchase price of approximately $31.9 million.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

2. Acquisition (continued)

In accordance with SFAS No. 141, Business Combinations, the above transaction has been accounted for using the purchase method of accounting. The total purchase price has been allocated to the tangible assets acquired and liabilities assumed and with the advice of independent valuation experts, to the identifiable intangible assets.

The allocation of the purchase price to the net assets was finalized in fiscal year 2003. The final purchase price resulted in an increase of approximately $553,000 to goodwill from the Company’s preliminary allocation.

The final purchase price allocation was a follows (in thousands):

Current assets	$4,052
Property and equipment	4,805
Other assets	42
Intangible assets subject to amortization:
Licenses and certificates of need	1,750
Trade name	2,900
Goodwill	19,109
Current liabilities	(633)
Noncurrent liabilities	(82)

$31,943

In connection with the purchase transaction, management implemented a plan to involuntarily terminate certain employees of the acquired company and notified the targeted employees through separation agreements. The separation costs included approximately $80,000 of salary benefits, outplacement services, and health benefits and were included in the purchase price of Housecall. These costs were paid in fiscal year 2003.

The pro forma condensed statements of operations for the period from October 9, 2002 (inception) through December 31, 2002 have been prepared as if the acquisition had taken place on October 9, 2002.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

2. Acquisition (continued)

The following table summarizes pro forma information (in thousands):

Period From October 9, 2002 (Inception) Through December 31, 2002
Revenues	$21,504
Loss from continuing operations	$(797)
Net loss	$(84)

During fiscal year 2004, the Company entered into a final settlement agreement with North American Adventist relating to the acquisition of Housecall. The Company recognized a loss of approximately $2.9 million relating to the final valuation of certain liabilities retained by the Company which is reflected in other expenses in the statement of operations for the year ended December 31, 2004.

3. Discontinued Operations

On March 30, 2004 the Company sold all of the issued outstanding capital stock of Messick Homecare, Inc. (Messick) and Biomedical Home Care, Inc. (Biomedical) for approximately $19.9 million, resulting in a gain on divesture of approximately $15.5 million.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

3. Discontinued Operations

The operations of Messick and Biomedical are reported as discontinued operations and the operating results for the years ended December 31, 2004 and 2003, for the period from October 9, 2002 (inception) through December 31, 2002, and for the period from January 1, 2002 through November 18, 2002 are presented in the following table (in thousands):

	Successor			Predecessor
	Year Ended December 31, 2004	Year Ended December 31, 2003	Period from October 9, 2002 (Inception) Through December 31, 2002	Period From January 1, 2002 Through November 18, 2002
Revenues	$4,512	$17,098	$2,612	$16,602

Operating expenses	3,614	12,866	2,057	14,534
Depreciation and amortization	346	1,074	25	876

Total expenses	3,960	13,940	2,082	15,410

Income before provision for income taxes	552	3,158	530	1,192
Income taxes	—	—	—	—

Income from discontinued operations	$552	$3,158	$530	$1,192

Messick and Biomedical had no provision for income taxes based upon their operations and net operating loss carryforwards.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

3. Discontinued Operations (continued)

The major classes of assets and liabilities of discontinued operations in the consolidated balance sheets as of December 31, 2004 and 2003 are as follows (in thousands):

	December 31
	2004	2003
Accounts receivable, net	$—	$2,227
Inventory	—	416
Other receivables	1,990
Prepaid expenses and other current assets	—	16
Property and equipment, net	—	1,840
Other non-current assets	—	20

Total assets of discontinued operations	1,990	4,519

Accounts payable and other accrued expenses	—	229
Accrued compensation and benefits	—	245
Other current liabilities	—	64

Total liabilities of discontinued operations	—	538

Net assets of discontinued operations	$1,990	$3,981

4. Cash Management Deposits

Housecall prior to its acquisition by HMR, along with other affiliates of Adventist, participated in a cash management program managed by Adventist. This cash management program maintained separate accounts for each division and member affiliate at one central bank. Cash management deposits had the general characteristics of demand deposits in that the Company deposited additional funds at any time and also effectively withdrew funds at any time without prior notice or penalty, subject to limitations set by controls established by Adventist. Certain deposits were federally insured in limited amounts. Amounts were transferred each day to or from a central investment pool maintained by Adventist.

Any negative cash management balances were included in due to Adventist. Interest accrued on the negative cash management balance at LIBOR plus 1% (2.39% at November 18, 2002). Interest of approximately $1,218,000 during the period from January 1, 2002 through November 18, 2002 was assessed by Adventist on negative cash management balances. The amount due to Adventist was not assumed by HMR in connection with the acquisition of Housecall by HMR.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

5. Property and Equipment

Property and equipment consists of the following (in thousands):

	December 31
	2004	2003
Land	$—	$—
Buildings and improvements	147	70
Equipment	3,997	3,378

	4,144	3,448
Accumulated depreciation	(2,813)	(1,749)

	1,331	1,699
Construction-in-progress	3,134	1,934

Property and equipment, net	$4,465	$3,633

The Company is developing and implementing a new information technology infrastructure to improve customer service, enhance operating efficiencies, and provide for more effective management of business operations. The Company has capitalized approximately $1.2 and $1.9 million of software development costs during fiscal years 2004 and 2003, respectively. None of the capitalized software development costs have been placed into service as of December 31, 2004.

6. Identifiable Intangible Assets

Identifiable intangible assets consist of the following (in thousands):

	December 31
	2004	2003
Licenses and certificates of need	$1,750	$1,750
Trade name	2,900	2,900

Identifiable intangible assets	$4,650	$4,650

The licenses, certificates of need, and trade name intangibles all have indefinite useful lives, and as such, no amortization expense is recorded for these intangible assets.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

7. Stockholders’ Equity

Preferred Stock

Based upon the Company’s amended and restated provisions of its Certificate of Incorporation, the Company has the authority to issue up to 10,000,000 shares of Preferred Stock with a par value of $.01 per share. Of this amount, 5,125,000 shares have been designated as Series A mandatorily redeemable preferred stock. The Series A mandatorily redeemable preferred stock ranks senior to the Company’s common stock and any other capital stock of the Company upon liquidation, dissolution, or winding up of the Company’s operations.

With the exception of modifications to the amount and terms of the Series A mandatorily redeemable preferred stock, certain transactions involving the Company’s indebtedness and certain transactions involving common stock and the payment of dividends to common stockholders, the holders of Series A mandatorily redeemable preferred stock are not entitled to vote on matters presented to the stockholders of the Company.

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company (a liquidation), the holders of the Series A mandatorily redeemable preferred stock would be entitled to be paid out of the assets of the Company available for distribution to its stockholders at an amount equal to the original purchase price, subject to adjustment in the event of any stock dividend, stock split, or similar recapitalization affecting the shares of the Series A mandatorily redeemable preferred stock (the liquidation preference). Upon the payment in full of any liquidation preference, the holders of Series A mandatorily redeemable preferred stock are entitled to no further payments from the Company’s assets.

The Series A mandatorily redeemable preferred stock was voluntarily redeemable by the Company at any time prior to October 1, 2009. Redemption was mandatory on October 1, 2009 or later date upon the favorable vote of at least 67% of the outstanding shares of Series A mandatorily redeemable preferred stock.

The Company redeemed all outstanding shares of the Series A mandatorily redeemable preferred stock in 2004 for approximately $5,065,000.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

7. Stockholders’ Equity (continued)

Common Stock

Based upon the Company’s amended and restated provisions of its Certificate of Incorporation, the Company has the authority to issue 10,000,000 shares of common stock with a par value of $.001 per share. The holders of shares of common stock are entitled to one vote for each share held at each meeting of stockholders of the Company with respect to any and all matters presented to the stockholders for their consideration. The voting, dividend, and liquidation rights of the holders of shares of common stock are subject to, and qualified by, the rights of the holders of the preferred stock of any series as may be designated by the Company’s Board of Directors. Dividends may be declared by the Company’s Board of Directors and paid on common stock subject to any preferential rights of any outstanding preferred stock.

On November 18, 2002, the Company also issued warrants to purchase 49,124 shares of its common stock at an exercise price of $.01 per share to two stockholders of the Company for services rendered. The warrants were accounted for as a variable award under the provisions of APB No. 25. The warrants may be exercised based upon a graded vesting schedule over a four-year period at the option of the warrant holders and expire on November 18, 2012. The estimated fair value of the warrants at the date of issue was approximately $4,400. As a result of the variable accounting treatment of the warrants, the Company will record stock-based compensation expense over the term of the warrants, based upon changes in the market price of its common stock over the exercise price of the warrant. The Company recorded stock-based compensation expense of approximately $726,000 and $685,000 for the years ended December 31, 2004 and 2003, respectively, related to the warrants. In addition, during 2004 the Company recorded compensation expense of approximately $822,000 related to dividends payable on outstanding warrants.

The warrants are subject to antidilution adjustments under certain circumstances if additional equity securities are issued. On November 18, 2002, the Company reserved for issuance 98,248 shares of common stock with respect to the warrants to purchase common stock. As of December 31, 2004, none of the warrants were exercised.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

7. Stockholders’ Equity (continued)

Stock Incentive Plan

Effective November 15, 2002, the Company’s Board of Directors approved the 2002 Stock Incentive Plan (the Plan). The Plan allows the Company to grant stock options, stock appreciation rights, restricted or unrestricted stock awards, phantom stock, and other stock, awards to eligible employees. On November 18, 2002, the Company reserved for issuance 98,248 shares of common stock with respect to awards pursuant to the Stock Incentive Plan.

During the year ended December 31, 2004 and 2003, the Company granted nonstatutory stock options for the purchase of 3,275 and 89,079 shares, respectively, under the Plan pursuant to Nonstatutory Stock Option Grant Agreements at exercise prices of $0.10 and $10.00 per share, vesting over a range of three to four years.

Under FIN No. 44, Accounting for Certain Transactions Involving Stock Compensation, companies are required to treat options granted with an exercise price less than market value as compensatory options. In addition, due to certain provisions within the Nonstatutory Stock Option Agreements, variable accounting treatment is required. As a result, the Company will record stock-based compensation expense over the term of the options, based upon changes in the market price of its common stock over the exercise price of the option. The Company recorded stock-based compensation expense of approximately $2,613,000 and $564,000 for the years ended December 31, 2004 and 2003, respectively, related to stock options.

A summary of stock option activity is as follows

	Shares	Weighted Average Exercise Price per Share
Outstanding at December 31, 2002	—	$—
Granted	89,079	0.54
Forfeited	—	—
Exercised	—	—

Outstanding at December 31, 2003	89,079	0.54
Granted	3,275	10.00
Forfeited	—	—
Exercised	—	—

Outstanding at December 31, 2004	92,354	$0.87

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

7. Stockholders’ Equity (continued)

The following table summarizes the exercise prices and remaining contractual lives for options outstanding and exercisable as of December 31, 2004:

Exercise Price	Options Outstanding	Remaining Contractual Life (Years)	Options Exercisable
$0.10	85,149	8.71	25,381
$10.00	7,205	9.04	983

8. Long-Term Obligations and Lines of Credit

Long-term obligations is comprised of the following (in thousands):

	December 31
	2004	2003
Senior Subordinated Debentures (see Note 10)	$13,902	$13,485
Junior Subordinated Debentures (see Note 10)	5,177	5,177
Term loan	4,083	5,483

Total long-term obligations	23,162	24,145
Less current maturities	(1,400)	(1,400)

Total long-term obligations, less current maturities	$21,762	$22,745

On July 31, 1998, Housecall executed a promissory note with North American in the amount of $47,300,000. The proceeds of the loan were used to refinance the existing outstanding indebtedness of Housecall at the time of its acquisition by North American, to pay certain expenses incurred by North American in connection the acquisition, and for general corporate purposes. The outstanding principal amount of the loan bears interest, payable quarterly, at LIBOR plus 1% (2.390% at November 18, 2002). The note with North American was not assumed by HMR in connection with its acquisition of Housecall. Interest expense relating to the promissory note was approximately $977,000 for the period from January 1, 2002 through November 18, 2002.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

8. Long-Term Obligations and Lines of Credit (continued)

On November 18, 2002, and in connection with the acquisition of Housecall, the Company entered into a Loan and Security Agreement with a creditor (the credit facility). The credit facility provides for a term loan, revolving line of credit, and a working capital line of credit. The credit facility is secured by substantially all of the assets of the Company. The Company incurred financing costs of approximately $130,000 in connection with obtaining the credit facility.

The revolving and working capital lines of credit allow the Company to borrow up to $20,000,000 and $1,000,000, respectively. The revolving line of credit expires on November 19, 2007. The working capital line of credit expired on December 31, 2004. Interest accrues on the outstanding principal on the revolving line of credit at a rate equal to the London Interbank Offered Rate (LIBOR) plus 4.75% and is payable on a weekly basis. In addition, the Company pays a fee of .375% per annum on the unused portion of the revolving line of credit, which is payable on a monthly basis. Commitment fees for the years ended December 31, 2004 and 2003 were $36,000 and $56,000, respectively. Interest accrued on the outstanding principal on the working capital line of credit at a rate equal to LIBOR plus 5.75% and was payable on a weekly basis. Interest expense relating to the revolving and working capital lines of credit was approximately $697,000, $776,000, and $129,000 for the years ended December 31, 2004, 2003, and 2002, respectively.

In connection with the terms of the revolving and working capital lines of credit, the Company is party to a lockbox agreement whereby all its cash receipts are first applied to outstanding amounts of principal and interest under the revolving line of credit and outstanding interest under the working capital line of credit. To the extent daily cash collections are insufficient to repay these items, the Company may continue to draw on the revolving and working capital lines of credit, subject to a borrowing base calculation based upon the Company’s accounts receivable. Accordingly, the revolving line of credit is reflected in the accompanying balance sheets as a current liability.

The Company borrowed $7,000,000 under the term loan, and principal and interest under which are payable in sixty monthly installments. The term loan matures on November 19, 2007. The interest rate under the term loan is based upon LIBOR plus 6.75% and was 9.17% and 7.89% at December 31, 2004 and 2003, respectively.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

8. Long-Term Obligations and Lines of Credit (continued)

Outstanding balances under the term loan and the revolving line of credit at December 31, 2004 were approximately $4,083,000 and $4,045,000 respectively. Outstanding balances under the term loan and the revolving line of credit at December 31, 2003 were approximately $5,483,000 and $1,384,000, respectively. The Company had approximately $4.5 million in additional borrowing capacity under the revolving line of credit at December 31, 2004.

Subsequent to December 31, 2003, the interest rate under the revolving line of credit and the term loan are calculated based upon LIBOR plus a margin determined based upon the operating results of the previous fiscal quarter.

The credit facility contains certain affirmative and negative covenants customary for this type of facility and is collateralized by virtually all assets of the Company and its subsidiary. The credit facility’s secured interest in the Company’s assets is senior to all other HMR obligations. The Company is also required to comply with various financial covenants including maintaining certain ratios of leverage and debt service coverage. The Company was in violation of a non-financial covenant for which it received a waiver from the creditor waiving this event of default.

The Company’s long-term obligations at December 31, 2004 are scheduled to mature as follows (in thousands):

2005	$1,400
2006	1,400
2007	15,185
2008	—
2009	5,177

Total long-term obligations	$23,162

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

9. Income Taxes

The provision for income taxes from continuing operations is as follows (in thousands):

	Successor			Predecessor
	December 31		For the Period From October 9, 2002 (Inception) Through December 31, 2002	For the Period From January 1, 2002 Through November 18, 2002
	2004	2003
Current provision for income taxes	$211	$63	$—	$—
Deferred provision for income taxes	—	—	—	—

Provision for income taxes	$211	$63	$—	$—

For the period from October 9, 2002 (inception) through December 31, 2002, and for the period from January 1, 2002 through November 18, 2002, the Company had no provision for income taxes based upon its operations and net operating loss carryforwards.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

9. Income Taxes (continued)

At December 31, 2004 and 2003, the Company had temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and such amounts measured by the tax laws. Significant components of the Company’s deferred tax assets and liabilities are as follows (in thousands):

	December 31
	2004	2003
Deferred tax assets:
Allowance for doubtful accounts	$1,915	$2,903
Accrued expenses	2,681	767
Stock-based compensation	1,726	470
Goodwill	2,165	1,533
Depreciation	1,489	1,519
Net operating loss carryforward	21,403	22,491
Capital loss carryforward	8,771	—

Total deferred tax assets	40,150	29,683
Less valuation allowance	38,400	27,933

Total deferred tax assets	1,750	1,750
Deferred tax liability:
Identified intangibles	1,750	1,750

Net deferred tax asset	$—	$—

The Company disposed of two subsidiaries, Messick Home Care, Inc. and Biomedical Home Care, Inc., in early 2004. Due to tax basis in excess of purchase price, the sale of the two subsidiaries resulted in a total capital loss of $23.3 million.

SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a valuation allowance of approximately $38,400,000 and $27,933,000 is required at December 31, 2004 and 2003, respectively.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

9. Income Taxes (continued)

A reconciliation of the statutory U.S. federal rate and effective rates is as follows:

	Successor			Predecessor
	December 31		For the Period From October 9, 2002 (Inception) Through December 31, 2002	For the Period From January 1, 2002 Through November 18 2002
	2004	2003
Statutory U.S. federal rate	34.0%	34.0%	(34.0)%	34.0%
State taxes, net of federal benefit	1.5	31.8	(3.5)	4.0
Non-deductible items	(125.6)	22.4	1.4	3.1
Change in valuation allowance	91.9	(50.4)	36.1	(41.1)
Other	—	(6.0)	—	—

	1.8%	31.8%	0.0%	0.0%

At December 31, 2004, the Company’s net operating loss carryforward for federal income tax purposes is approximately $56.9 million with expiration periods beginning in 2018. Due to various ownership changes, the future utilization of the net operating losses is limited due to Section 382 of the Internal Revenue Code. The Company has not performed a Section 382 study to date in order to determine the annual limitation on the future utilization of its net operating losses.

10. Related Party Transactions

Certain transactions of Housecall prior to its acquisition by HMR were made with Adventist and certain of its affiliates on a routine basis. These transactions were comprised of management fees (includes fees for management, data processing, and other services provided by Adventist and certain of its affiliates), allocated amounts for medical malpractice, workers’ compensation, and other fees (includes legal fees, taxes, professional fees, etc., initially paid for by Adventist).

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

10. Related Party Transactions (continued)

Transactions processed by Adventist and certain of its affiliates consisted of the following (in thousands):

Period From January 1, 2002 Through November 18, 2002
Management fees	$2,054
Workers’ compensation	1,877
Medical malpractice	472
Other fees	180

$4,583

Management fees were charged to the Company based on operating expenses while the workers’ compensation expense allocation was based on salaries and wages. Medical malpractice expense was allocated to the Company based on relative exposure units.

On November 18, 2002, Housecall entered into a consulting agreement with a stockholder of HMR under which the stockholder was to serve as interim president for an initial term of one year. Fees paid under this agreement were $10,000 per month. This agreement was terminated in June 2003. On November 18, 2002, HMR also entered into a management agreement with a corporation (the corporation) of which a director of HMR is a principal. The corporation will provide various consulting services to HMR over an initial term of five years at a rate of $400,000 per year. On November 18, 2002, HMR entered into another management agreement with the corporation under which the corporation provided the services of a chief financial officer to HMR. The corporation was compensated at a rate of $680 per day for services rendered. This agreement was terminated in August 2003.

During fiscal 2003, the Company paid certain stockholders approximately $117,000 for various consulting services.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

10. Related Party Transactions (continued)

On November 18, 2002, and in connection with the Acquisition of Housecall, the Company issued Senior Subordinated Debentures and Junior Subordinated Debentures (the senior subordinated debt and junior subordinated debt, respectively) to its majority stockholder. The senior subordinated debt and the junior subordinated debt mature on November 18, 2007 and November 18, 2009, respectively, and bear interest at a fixed rate of 17% per annum and 16% per annum respectively, which is payable on a quarterly basis. Alternatively, the lender has the option to forego the receipt of interest on the senior and junior subordinated debt and such interest would be added to the principal amount of the senior and junior subordinated debt. Interest expense on the senior subordinated debt and the junior subordinated debt for the year ended December 31, 2004 approximated $2,328,000 and $828,000, respectively. Interest expense on the senior subordinated debt and the junior subordinated debt for the period from October 9, 2002 (inception) to December 31, 2002 approximated $238,000 and $101,000, respectively. Interest added to the principal balance under the senior subordinated debt approximated $416,000, $397,000, and $41,000 for the years ended December 31, 2004 and 2003, and for the period from October 9, 2002 (inception) through December 31, 2002, respectively. No interest was added to the principal balance under the junior subordinated debt for the years ended December 31, 2004 and 2003, and for the period from October 9, 2002 (inception) through December 31, 2002. No scheduled principal payments are due on the senior subordinated debt and the junior subordinated debt until maturity.

The Company incurred financing costs of approximately $554,000 in connection with obtaining the senior subordinated debt and the junior subordinated debt.

On November 18, 2002, the holder of the senior subordinated debt sold a collective 3.48% participation interest in the senior subordinated debt to two other stockholders of the Company. Pursuant to the agreement, the two stockholders participate in all interest and principal payments made by the Company under the senior subordinated debt to the extent of their respective participation interests.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

10. Related Party Transactions (continued)

On November 18, 2002, the holder of the junior subordinated debt sold a collective 13.58% and participation interest in the junior subordinated debt to five other stockholders of the Company, including the two stockholders who purchased the 3.48% collective interest in the senior subordinated debt. Pursuant to the agreement, the five stockholders participate in all interest and principal payments made by the Company under the senior subordinated debt to the extent of their respective participation interests.

In 2003, the holder of the senior subordinated debt sold a collective 12.18% participation interest in the senior subordinated debt to three other stockholders of the Company. Pursuant to the agreement, the three stockholders participate in all interest and principal payments made by the Company under the senior subordinated debt to the extent of their respective participation interests.

In 2003, the holder of the junior subordinated debt sold a collective 11.12% participation interest in the junior subordinated debt to three other stockholders of the Company, who were the same stockholders who purchased the 12.18 % collective interest in the senior subordinated debt during 2003. Pursuant to the agreement, the three stockholders participate in all interest and principal payments made by the Company under the senior subordinated debt to the extent of their respective participation interests.

The senior subordinated debt and junior subordinated debt contain certain affirmative and negative covenants customary for this type of facility and are collateralized by virtually all assets of the Company and its subsidiary, which interest is subordinate to the security interest under the Company’s credit facility. The Company is also required to comply with various financial covenants including maintaining certain ratios of leverage and debt service coverage. The Company was in violation of certain financial and non-financial covenants for which it received a waiver from the creditor waiving this event of default.

In September 2004, the Company obtained promissory notes from two stockholders of the Company for approximately $822,000. The promissory notes bear interest at a rate of 3.84% per annum. The promissory notes together with all accrued interest mature on the earlier of the date upon which the respective stockholder of the Company exercises their respective warrants, sells or transfers their respective warrants, or the expiration date of their respective warrants. The aggregate outstanding balance of the promissory notes at December 31, 2004 was approximately $827,000 and are reflected as notes receivable from related parties in the accompanying balance sheets.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

11. Retirement Plan

The Company sponsors a defined contribution retirement plan (Plan) that covers substantially all full-time employees who are at least 21 years of age and have completed twelve months and 1,000 hours of service. The Plan provides, among other things, that the Company will contribute 50% of the employees’ pre-tax contributions, up to 4% of eligible compensation.

The Company’s contributions to the Plan amounted to approximately $303,000 and $197,000 for the years ended December 31, 2004 and 2003, respectively, and $32,000 and $315,000 for the period from October 9, 2002 (inception) through December 31, 2002, and for the period from January 1, 2002, through November 18, 2002, respectively.

12. Commitments and Contingencies

The Company leases equipment and office facilities under the terms of various operating leases through 2009. At December 31, 2004, future minimum rentals under noncancelable operating leases with initial or remaining lease terms in excess of one year are as follows (in thousands):

2005	$2,024
2006	1,274
2007	756
2008	536
2009 and thereafter	317

$4,907

Total rental expense under operating leases was approximately $3,479,000 and $4,114,000 for the years ended December 31, 2004 and 2003, respectively, and $512,000 and $4,170,000 for the period from inception (October 9, 2002) through December 31, 2002, and for the period from January 1, 2002 through November 18, 2002, respectively.

For the period from January 1, 2002 through November 18, 2002, Housecall participated in a self-insurance revocable trust (Trust) which covers Adventist’s affiliates for claims below a specified level (Excess Level). Claims above the Excess Level are covered by a claims-made policy with a commercial insurance company. An Excess Level of $7,500,000 was established effective January 1, 2002. The assets and liabilities related to the Trust are recorded in Adventist’s financial statements. Effective November 18, 2002, the Company obtained commercial medical malpractice insurance coverage, directors and officers insurance, and workers compensation insurance coverage through various insurance policies.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

12. Commitments and Contingencies (continued)

The Company is involved in litigation arising in the ordinary course of business. In the opinion of management, there are currently no matters which, if determined adversely to the Company and after taking into account the insurance coverage maintained by the Company, would have a material effect on the Company’s consolidated financial position or results of operations.

Based upon information available to date, management believes it has provided adequate reserves if needed for any unfavorable settlement, however, there can be no assurance that the ultimate resolution of such current matters would not have a material adverse effect on the Company’s financial position or results of operations.

13. Segments

The Company has two reportable segments: Nursing and Hospice. The Company’s Nursing division consists primarily of private duty home nursing care. The Company’s Hospice division consists primarily of private duty home nursing care and counseling services for terminal patients. The accounting policies of the operating segments are the same as those described in the Summary of Significant Accounting Policies (see Note 1). The Company evaluates performance based on profit or loss from operating income, excluding corporate, general, and administrative expenses. Asset information by segment, including capital expenditures and net income (loss) beyond operating contribution margins are not provided to the Company’s Chief Operating Decision Maker (CODM). Inter-segment allocations have been eliminated.

The Company’s reportable segments are defined based on the predominant line of net revenue which are reviewed by the CODM. The reportable segments are managed separately.

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

13. Segments (continued)

The following tables summarize certain information for each of the Company’s operating segments (in thousands):

Successor	Nursing	Hospice	Consolidated Total
Year ended December 31, 2004
Total revenue	$79,834	$23,682	$103,516

Salaries, wages, and benefits	49,836	7,673	57,509
Cost of goods sold	—	4,991	4,991
General and administrative	10,406	2,075	12,481
Provision for doubtful accounts	1,641	338	1,979
Depreciation and amortization	256	12	268

	62,139	15,089	77,228

Branch office contribution margin	$17,695	$8,593	$26,288

Year ended December 31, 2003
Total revenue	$77,060	$17,507	$94,567

Salaries, wages, and benefits	48,498	5,738	54,236
Cost of goods sold	—	3,766	3,766
General and administrative	10,001	1,572	11,573
Provision for doubtful accounts	1,810	237	2,047
Depreciation and amortization	252	6	258

	60,561	11,319	71,880

Branch office contribution margin	$16,499	$6,188	$22,687

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

13. Segments (continued)

Successor	Nursing	Hospice	Consolidated Total
For the period from October 9, 2002 (inception) through December 31, 2002
Total revenue	$8,601	$1,702	$10,303

Salaries, wages, and benefits	5,182	457	5,639
Cost of goods sold	—	240	240
General and administrative	1,604	196	1,800
Provision for doubtful accounts	199	46	245
Depreciation and amortization	5	1	6

	6,990	940	7,930

Branch office contribution margin	$1,611	$762	$2,373

Predecessor	Nursing	Hospice	Consolidated Total
For the period from January 1, 2002 through November 18, 2002
Total revenue	$61,452	$12,158	$73,610

Salaries, wages, and benefits	38,341	3,387	41,728
Cost of goods sold	–	1,652	1,652
General and administrative	7,524	767	8,291
Provision for doubtful accounts	542	124	666
Depreciation and amortization	164	4	168

	46,571	5,934	52,505

Branch office contribution margin	$14,881	$6,224	$21,105

HMR Acquisition, Inc.

Notes to Consolidated Financial Statements (continued)

13. Segments (continued)

	Successor			Predecessor
	December 31		For the Period From October 9, 2002 (Inception) Through December 31, 2002	For the Period From January 1, 2002 Through November 18, 2002
	2004	2003
Total profit for reportable segments	$26,288	$22,687	$2,373	$21,105
Corporate:
Salaries, wages, and benefits	15,917	11,263	1,032	7,635
General and administrative	7,084	8,584	1,646	8,668
Depreciation and amortization	930	1,550	102	2,792

Other expenses:
Interest expense	3,953	4,239	484	2,284
Other expenses	2,893	—	—	—

Income (loss) from continuing operations before provision for income taxes	$(4,489)	$(2,949)	$(891)	$(274)